Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION
OF
GRAY TELEVISION, INC.

(As amended through May 7, 2018)

1.

The name of the Corporation is Gray Television, Inc.

2.

The object of said Corporation shall be pecuniary gain and profit.

3.

(a) The general nature of the business to be engaged in by the Corporation shall be to publish a daily and weekly newspaper, to do a general publishing and printing business, to buy and sell paper and all types of stationery, and to acquire, own, lease, rent and operate television and radio broadcasting stations and community antenna cable television systems and other forms of communication services, utilizing any and all types of transmission facilities. The Corporation shall further have the right to apply for, receive and hold all licenses that may be necessary or required from any licensing agency, federal, state, local or foreign; to do any and all things incident to the operation of such facilities, including, but not limited to, contracting for transmission of programs and entering into such other contracts as the Board of Directors of the Corporation may from time to time deem proper and expedient. Further, the Corporation shall have the right of buying, taking, exchanging, leasing and otherwise acquiring real and personal property, and any interest or right therein, including the right to hold, own, operate, control, maintain, manage, develop, construct, alter and promote both real property, personal property, securities and evidences of indebtedness, including the right to sell, exchange, or hypothecate all forms of real and personal property, chattels, rights, choses in action, mortgages, bonds, and securities of all forms and kinds and wherever located.

(b) Without in any way limiting the foregoing, petitioner desires that said Corporation be vested with all the rights, powers, and privileges now or hereafter given to do any and all things which may be needful or proper in the operation of the above described business, and that said Corporation have all the powers enumerated in Sections 9 and 10 of the Act of the General Assembly of Georgia approved January 28, 1938 (Georgia Laws 1937-38, Ex. Sess., page 214), and codified as Sections 22-1827 and 22-1828 of the Code of Georgia Annotated, and such powers as are now, or may be hereafter, given by law.

(c) Without in any way limiting the above enumerating powers, the Corporation shall have the power to guarantee, become surety upon, or endorse the contracts or obligations of other corporations, firms, or individuals; including the right to become a purely accommodation guaranty, endorser or surety upon the contracts or obligations of any other corporation, firm or individual, and the further power to buy, sell, trade or purchase the contracts, negotiable instruments or obligations of any other corporation, firm or individual, or any part thereof, all of the foregoing powers to be granted this Corporation regardless of the fact that this Corporation may or may not have a direct interest in the subject matter of such contracts, negotiable instruments or obligations.

4.

The total number of shares of all classes which the Corporation shall have authority to issue is 245,000,000 shares, consisting of 25,000,000 shares of Class A Common Stock, no par value per share (“Class A Common Stock”); 200,000,000 shares of Common Stock, no par value per share (“Common Stock”); and 20,000,000 shares of Preferred Stock (“Preferred Stock”).

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification, and terms and conditions of redemptions of the shares of each class of stock are as follows:

PREFERRED STOCK

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Georgia Secretary of State as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any shares of such series.

The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of or providing for a change in the number of shares of any particular series of Preferred Stock and, if and to the extent from time to time as required by law, by filing articles of amendment which are effective without Shareholder action to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of holders of the Class A Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

(a) the annual dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

(b) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

(c) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

(d) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(e) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

(f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(g) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

SERIES A PREFERRED STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 1,000.

Section 2. Rank. All Series A Preferred Stock shall rank, as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (i) on a parity with the Series B Preferred Stock, no par value, of the Corporation, now or hereafter issued and (ii) senior to the Class A Common Stock, no par value (the “Class A Common Stock”), of the Corporation and the Class B Common Stock, no par value (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), of the Corporation now or hereafter issued.

Section 3. Dividends and Distributions. The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) out of funds legally available for such purpose, dividends at the rate of $800.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable in cash quarterly on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 50 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of dividends payable per share of Series A Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or capital stock of the Corporation ranking junior as to dividends to the Series A Preferred Stock (collectively, the “Junior Dividend Stock”), shall be paid or set apart for payment on, and except for the use of Common Stock to pay for the exercise of stock options pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment.

If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series A Preferred Stock (the “Senior Dividend Stock”) shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation’s capital stock ranking, as to dividends, on a parity with the Series A Preferred Stock (the “Parity Dividend Stock”) for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series A Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series A Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series A Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and the Parity Dividend Stock bear to each other.

Any reference to “distribution” contained in this Section 3 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

Section 4. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, without interest, and a sum equal to $10,000.00 per share (the “Liquidation Preference”), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock ranking junior as to liquidation rights to the Series A Preferred Stock (collectively, the “Junior Liquidation Stock”); provided, however, that the holders of Series A Preferred Stock shall be entitled to such payment only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Preferred Stock (the “Senior Liquidation Stock”) are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and any other class or series of the Corporation’s capital stock having parity as to liquidation rights with the Series A Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation

Preference of the shares of the Series A Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities, or other property will be considered a liquidation, dissolution, or winding up of the Corporation.

Section 5. Redemption at Option of the Corporation. The Corporation at its option, may redeem at any time all, or from time to time a portion, of the Series A Preferred Stock on any date set by the Board of Directors, at the redemption price of $10,000.00 per share, plus an amount per share equal to all dividends on the Series A Preferred Stock accrued and unpaid on such share, pro rata to the date fixed for redemption (the “Redemption Price). The Redemption Price shall be payable in cash or, at the option of the Corporation as long as the Class A Common Stock is registered pursuant to the Securities Exchange Act of 1934, in the number of shares (rounded up to the nearest whole share) of Class A Common Stock equal to the amount determined by dividing the Redemption Price by the Average Market Price. The “Average Market Price” shall mean the average of the last reported sales prices regular way of the Class A Common Stock on each day of the 10-day period preceding the date fixed for redemption or, in case no sale takes place on any such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Class A Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market System, or, if now admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Class A Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Class A Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

In case of the redemption of less than all of the then outstanding Series A Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series A Preferred Stock at any time outstanding until all accrued but unpaid dividends upon all Series A Preferred Stock then outstanding shall have been paid.

Not more then 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price and the form of payment, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series A Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accrue on such shares.

Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds or shares of Class A Common Stock necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. Any monies or shares of Class A Common Stock deposited by the Corporation pursuant to the foregoing provision and unclaimed at the end of one year from the date fixed for redemption shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of Series A Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof. Shares of Series A Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of Series A Preferred Stock.

Section 6. No Sinking Fund. The shares of Series A Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

Section 7. Voting Rights. The holders of Series A Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on the Series A Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an amount equal to at least six quarterly dividends, (whether or not consecutive), the holders of the Series A Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for and elect two additional directors. Such right of the holders of Series A Preferred Stock to vote for the election of such two directors may be exercised at an annual meeting or at any special meeting called for such purposes as hereinafter provided or at any adjournment thereof, until dividends in default on such outstanding shares of Series A Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence). So long as such right to vote continues, the Secretary of the Corporation may call, and upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock addressed to him at the principal office, of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors, as provided herein. Such meeting shall be held not less than 45 nor more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of shareholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of shareholders or any special meeting in lieu thereof; provided that at such annual meeting appropriate provisions are made to allow the holders of the Series A Preferred Stock to exercise such right at such meeting. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series A Preferred Stock entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the Corporation shall be increased by two, and the holders of Series A Preferred Stock shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated by virtue of the payment in full of all dividends in arrears (or such dividends shall have been declared and funds sufficient therefor set apart for payment.) In case of any vacancy occurring among the directors so elected by the holders of Series A Preferred Stock, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of Series A Preferred Stock. If both directors so elected by the holders of Series A Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Series A Preferred Stock then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, the Corporation shall not authorize, create, or issue any shares of any other class or series of capital stock ranking senior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation.

The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a class, will be required for any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Preferred Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any other capital Stock of the Corporation ranking senior to, on a parity with, or junior to the Series A Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

Section 8. Outstanding Shares. For purposes hereof all shares of Series A Preferred Stock shall be deemed outstanding except that, from the date fixed for redemption pursuant to Section 5 hereof, all shares of Series A Preferred Stock which have been so called for redemption under Section 5, if funds or shares necessary for the redemption of such shares are available, shall not be deemed to be outstanding.

SERIES B PREFERRED STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Preferred Stock” (the “Series B Preferred Stock”), and the number of shares constituting the Series B Preferred Stock shall be 2,500 and if and to the extent further shares are needed in order to pay dividends in shares of Series B Preferred Stock as provided for in Section 3 hereof, the Board of Directors of the Corporation will authorize additional shares of Series B Preferred Stock so that at all times, so long as Series B Preferred Stock is outstanding, there will be a sufficient number of Series B Preferred Stock authorized and reserved to pay dividends as provided for in Section 3 hereof in shares of Series B Preferred Stock for the next succeeding four quarters.

Section 2. Rank. All Series B Preferred Stock shall rank, as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (i) on a parity with the Series A Preferred Stock, no par value, of the Corporation, now or hereafter issued and (ii) senior to the Class A Common Stock, no par value (the “Class A Common Stock”), of the Corporation and the Class B Common Stock, no par value (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), of the Corporation now or hereafter issued.

Section 3. Dividends and Distributions. The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) out of funds legally available for such purpose, dividends at the rate of $600.00 per annum per share, which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable at the Corporation’s option in cash, or in additional shares (whether whole or fractional) of Series B Preferred Stock valued, for the purpose of determining the number of shares (or fraction thereof) of such Series B Preferred Stock to be issued at the value of $10,000 per whole share, quarterly on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 50 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of dividends payable per share of Series B Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or capital stock of the Corporation ranking junior as to dividends to the Series B Preferred Stock (collectively, the “Junior Dividend Stock”), shall be paid or set apart for payment on, and except for the use of Common Stock to pay for the exercise of stock options pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment.

If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series B Preferred Stock (the “Senior Dividend Stock”) shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation’s capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock (the “Parity Dividend Stock”) for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Preferred Stock and the Parity Dividend Stock bear to each other.

Any reference to “distribution” contained in this Section 3 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

Section 4. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, without interest, and a sum equal to $10,000.00 per share (the “Liquidation Preference”) and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock ranking junior as to liquidation rights to the Series B Preferred Stock (collectively, the “Junior Liquidation Stock”); provided, however, that the holders of Series B Preferred Stock shall be entitled to such payment only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Preferred Stock (the “Senior Liquidation Stock”) are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and any other class or series of the Corporation’s capital stock having parity as to liquidation rights with the Series B Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of the Series B Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities, or other property will be considered a liquidation, dissolution, or winding up of the Corporation.

Section 5. Redemption at Option of the Corporation. The Corporation at its option, may redeem at any time all, or from time to time a portion, of the Series B Preferred Stock on any date set by the Board of Directors, at a redemption price of $10,000 per share plus an amount per share equal to all dividends on the Series B Preferred Stock accrued and unpaid on such share, pro rata to the date fixed for redemption (the “Redemption Price”). The Redemption Price shall be payable in cash or, at the option of the Corporation as long as the Class A Common Stock is registered pursuant to the Securities Exchange Act of 1934, in the number of shares (rounded up to the nearest whole share) of Class A Common Stock equal to the amount determined by dividing the Redemption Price by the Average Market Price. The “Average Market Price” shall mean the average of the last reported sales prices regular way of the Class A Common Stock on each day of the 10-day period preceding the date fixed for redemption or, in case no sale takes place on any such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Class A Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market System, or, if not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Class A Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Class A Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

In case of the redemption of less than all of the then outstanding Series B Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series B Preferred Stock at any time outstanding until all accrued but unpaid dividends upon all Series B Preferred Stock then outstanding shall have been paid.

Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price and the form of payment, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series B Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accrue on such shares.

Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds or shares of Class A Common Stock necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. Any monies or shares of Class A Common Stock deposited by the Corporation pursuant to the foregoing provision and unclaimed at the end of one year from the date fixed for redemption shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of Series B Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof. Shares of Series B Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of Series B Preferred Stock.

Section 6. No Sinking Fund. The shares of Series B Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

Section 7. Voting Rights. The holders of Series B Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on the Series B Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an amount equal to at least six quarterly dividends, (whether or not consecutive), the holders of the Series B Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for and elect two additional directors. Such right of the holders of Series B Preferred Stock to vote for the election of such two directors may be exercised at an annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, until dividends in default on such outstanding shares of Series B Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence). So long as such right to vote continues, the Secretary of the Corporation may call, and upon the written request of the holders of record of 10% of the outstanding shares of Series B Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors, as provided herein. Such meeting shall be held not less than 45 nor more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of shareholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of shareholders or any special meeting in lieu thereof, provided that at such annual meeting appropriate provisions are made to allow the holders of the Series B Preferred Stock to exercise such right at such meeting. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series B Preferred Stock entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the Corporation shall be increased by two, and the holders of Series B Preferred Stock shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated by virtue of the payment in full of all dividends in arrears (or such dividends shall have been declared and funds sufficient therefor set apart for payment.) In case of any vacancy occurring among the directors so elected by the holders of Series B Preferred Stock, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of Series B Preferred Stock. If both directors so elected by the holders of Series B Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Series B Preferred Stock then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, the Corporation shall not authorize, create, or issue any shares of any other class or series of capital stock ranking senior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation.

The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, will be required for any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Preferred Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any other capital stock of the Corporation ranking senior to, on a parity with, or junior to the Series B Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

Section 8. Outstanding Shares. For purposes hereof all shares of Series B Preferred Stock shall be deemed outstanding except that, from the date fixed for redemption pursuant to Section 5 hereof, all shares of Series B Preferred Stock which have been so called for redemption under Section 5, if funds or shares necessary for the redemption of such shares are available, shall not be deemed to be outstanding.

SERIES C CONVERTIBLE PREFERRED STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”), and the number of shares constituting the Series C Preferred Stock shall be 5,000 and if and to the extent further shares are needed in order to pay dividends in shares of Series C Preferred Stock as provided for in Section 3 hereof, the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) will authorize additional shares of Series C Preferred Stock so that at all times, so long as Series C Preferred Stock is outstanding, there will be a sufficient number of Series C Preferred Stock authorized and reserved to pay dividends as provided for in Section 3 hereof in shares of Series C Preferred Stock for the next succeeding four quarters.

Section 2. Rank. All Series C Preferred Stock shall rank, as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (any such event, a “Liquidation Event”):

(i) senior to (A) all classes or series of common stock of the Corporation, whether voting or non-voting, including, without limitation, the Class A Common Stock, no par value (the “Class A Common Stock”), and the Common Stock, no par value (the “Common Stock”), whether now or hereafter issued (collectively the “Gray Common Stock”) and (B) all other shares, interests, participations or other equivalents (however designated) of capital stock of the Corporation which does not constitute Parity Stock or Senior Stock (as each such term is defined below) (all of the foregoing collectively referred to as “Junior Stock”);

(ii) on a parity with (A) the Series A Preferred Stock, no par value, now or hereafter issued, (B) the Series B Preferred Stock, no par value, now or hereafter issued and (C) each other series or class of Preferred Stock (as defined in Article 4 of the Restated Articles of Incorporation of the Corporation) hereafter created, the terms of which expressly provide that such series or class ranks on a parity with the Series C Preferred Stock as to dividends and distribution of assets upon a Liquidation Event (collectively referred to as “Parity Stock”; and

(iii) junior to each series or class of Preferred Stock hereafter created, the terms of which expressly provide that such class or series ranks senior to the Series C Preferred Stock as to dividends and distributions of assets upon a Liquidation Event (collectively referred to as “Senior Stock”).

Section 3. Dividends and Distributions. The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purposes, dividends at the rate of $800.00 per annum per share (which amount shall increase to $850.00 per annum per share commencing on the seventh anniversary of the date of the initial issuance of shares of Series C Preferred Stock) (as such dollar amounts and the references to $10,000.00 in Section 4 hereof and in Section 5(a) hereof may be appropriately adjusted to reflect any stock split, stock dividend, reclassification, recapitalization or similar event involving the Series C Preferred Stock), which shall be fully cumulative and shall accrue without interest from the date of original issuance of such share (whether or not declared by the Board of Directors). Dividends shall be payable when, as, and if declared by the Board of Directors. Dividends shall be payable, at the Corporation’s option in cash, or in additional shares (whether whole or fractional) of Series C Preferred Stock valued, for the purpose of determining the number of shares (or fraction thereof) of such Series C Preferred Stock to be issued, at the value of $10,000.00 per whole share, quarterly on March 31, June 30, September 30 and December 31 of each year commencing June 30, 2002 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on the 15th day of the month in which the dividend is to be paid. The amount of dividends payable per share of Series C Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Junior Stock, shall be paid, declared or set apart for payment on, and except for the use of Gray Common Stock to enable option holders to exercise stock options pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Stock (and no moneys shall be paid to or made available to a sinking fund for the redemption of any shares of such stock) unless and until all accrued and unpaid dividends on the Series C Preferred Stock, including the full dividends for the then current dividend period, shall have been, or contemporaneously are, declared and paid.

If at any time any dividend on any Senior Stock shall be in default, in whole or in part, no dividend shall be paid, declared or set apart for payment on the Series C Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Stock, including the full dividends for the then current dividend period, shall have been, or contemporaneously are, declared and paid. No full dividends shall be paid, declared or set apart for payment on any Parity Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, respectively paid, declared or set apart for such payment on the Series C Preferred Stock. No full dividends shall be paid, declared or set apart for payment on the Series C Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, respectively paid, declared or set apart for payment on the Parity Stock for all dividend periods terminating on or prior to the date of payment of such full dividends.

When dividends are not paid, declared or set aside in full upon the Series C Preferred Stock and the Parity Stock, all dividends paid, declared or set apart for payment upon shares of Series C Preferred Stock and the Parity Stock shall be respectively paid, declared or set apart for payment pro rata, so that the amount of dividends paid, declared or set apart for payment, as the case may be, per share on the Series C Preferred Stock and the Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series C Preferred Stock and the Parity Stock bear to each other.

Any reference to “distribution” contained in this Section 3 shall not be deemed to include any stock dividend or distributions made in connection with any Liquidation Event.

Section 4. Liquidation Preference. In the event of a Liquidation Event, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the sum of (i) dividends accrued and unpaid thereon to the date of final distribution to such holders, without interest, and (ii) $10,0000.00 per share (such sum, as of any given time, the “Liquidation Preference”) and no more, before any payment shall be made or any assets distributed to the holders of Junior Stock; provided, however, that the holders of Series C Preferred Stock shall be entitled to such payment only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of Senior Stock are fully met. After the liquidation preferences of the Senior Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and any Parity Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of the Series C Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities, or other property will be considered a Liquidation Event.

Section 5. Redemption of Series C Preferred Stock.

(a) Redemption at Option of the Corporation. At any time on or after fifth anniversary of the date of the initial issuance of shares of Series C Preferred Stock, the Corporation at its option, may redeem at any time all, or from time to time a portion, of the Series C Preferred Stock on any date set by the Board of Directors (any such date, an “Optional Redemption Date”), at a redemption price equal to the sum of (i) $10,000.00 per share plus (ii) an amount per share equal to all dividends on the Series C Preferred Stock accrued and unpaid on such share, pro rata to the date fixed for redemption (or through the date of actual payment if the Corporation fails to satisfy its payment obligations upon a holder’s compliance with the procedures set forth in Section 5(c) hereof) (such amount, as of any given time, the “Redemption Price”). The Redemption Price shall be payable in cash. In case of the redemption of less than all of the then outstanding Series C Preferred Stock, the Corporation shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series C Preferred Stock at any time outstanding until all accrued but unpaid dividends upon all Series C Preferred Stock then outstanding shall have been paid.

(b) Mandatory Redemption of Series C Preferred Stock. On the tenth anniversary of the date of the initial issuance of shares of Series C Preferred Stock (the “Mandatory Redemption Date”), the Corporation shall redeem all of the then outstanding shares of Series C Preferred Stock at a price per share equal to the Redemption Price. The Redemption Price shall be payable in cash. In the event the Corporation fails for any reason to satisfy such repurchase obligation on the Mandatory Redemption Date (the “Mandatory Redemption Obligation”), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to do so. If and for so long as any Mandatory Redemption Obligation with respect to the Series C Preferred Stock shall not be fully discharged, the Corporation shall not (i) redeem, purchase, or otherwise acquire any Parity Stock or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Stock (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series C Preferred Stock) or (ii) declare any dividend or make any distribution on Junior Stock, redeem, purchase or otherwise acquire any Junior Stock or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Stock.

(c) Mechanics of Redemption. Not more than 60 nor less than 30 days prior to an Optional Redemption Date or the Mandatory Redemption Date, as applicable, the Corporation shall give notice by a nationally recognized overnight courier and sent by facsimile transmission with receipt confirmed, to the holders of record of the Series C Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the Series C Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accrue on such shares.

Any notice which is sent to a holder as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series C Preferred Stock receives such notice; and failure to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price and thereupon the Corporation shall pay, or cause to be paid, the full Redemption Price for the shares so surrendered in cash, provided that if a certificate is not surrendered by a holder of record of shares of Series C Preferred Stock represented by such certificate but such holder delivers an affidavit to the Corporation stating that the certificate or certificates representing its shares of Series C Preferred Stock have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificates, payment of the full Redemption Price shall be made to such holder. In the case of an optional redemption by the Corporation pursuant to Section 5(a) hereof, if fewer than all the shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited in a separate account for the benefit of the holders of the shares called for redemption in a nationally recognized financial institution, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. The Corporation shall cause any monies deposited by the Corporation pursuant to the foregoing provision and unclaimed by the holders of the shares called for redemption at the end of one year from the date fixed for redemption, to the extent permitted by law, to be returned by such financial institution to the Corporation, after which the holders of shares of Series C Preferred Stock so called for redemption who have not claimed the Redemption Price shall look only to the Corporation for the payment thereof. Shares of Series C Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of Series C Preferred Stock

Section 6. Conversion Rights. The Series C Preferred Stock will be convertible into Common Stock as follows:

(a) Conversion. Subject to and upon compliance with the provisions of this Section 6 hereof, the holder of any shares of Series C Preferred Stock will have the right at such holder’s option, at any time or from time to time, to convert any of such shares of Series C Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect on the Conversion Date without the payment of any additional consideration by the holder thereof (as such terms are defined below); provided, however, that none of the person (as defined below) specified in New York Stock Exchange Rule 312.03(b) may convert shares of Series C Preferred Stock unless and until the issuance of such shares to such persons has been approved by the requisite vote of the shareholders of the Corporation, or unless otherwise permitted by the New York Stock Exchange or the rules thereof.

(b) Conversion Price. Each share of Series C Preferred Stock will be converted into a number of shares of Common Stock determined by dividing (i) the liquidation Preference by (ii) the Conversion Price in effect on the Conversion Date. The Conversion Price at which shares of Common Stock will initially be issuable upon conversion of the shares of Series C Preferred Stock will be $14.39. The Conversion Price will be subject to adjustment as set forth in Section 6(e) hereof. Subject to Section 6(g) hereof, no dividends will accrue or be paid on any share of Series C Preferred Stock subsequent to the conversion of such share.

(c) Mechanics of Conversion. The holder of any shares of Series C Preferred Stock may exercise the conversion right specified in Section 6(a) hereof by surrendering to the Corporation or the transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted and stating herein such holder’s name or the names of such holder’s nominees in which such holder wishes the certificate or certificates evidencing the shares of Common Stock issuable upon such conversion to be issued; provided, however, that the Corporation will not be obligated to issue to any such holder or such holder’s nominees the certificate or certificates evidencing shares of Common Stock issuable upon such conversion, unless (i) (A) the certificate or certificates evidencing the shares of Series C Preferred Stock are either delivered to the Corporation or the transfer agent of the Corporation or (B) such holder delivers an affidavit to the Corporation stating that the certificate or certificates representing its shares of Series C Preferred Stock have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificates and (ii) if shares of Common Stock are to be issued in the name of any person other than the holder, the holder establishes to the satisfaction of the Corporation that any transfer or other applicable taxes have been paid or are not payable. Conversion will be deemed to have been effected on the date when delivery is made of notice of an election to convert and the certificate or certificates evidencing the Series C Preferred Stock shares to be converted and any other documents required by the immediately preceding sentence (the “Conversion Date”). Subject to the provisions of Section 6(e)(vi) hereof, as promptly as practicable thereafter, the Corporation will issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder or such holder’s nominees is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 6(d). Subject to any provisions of Section 6(e)(vi) hereof, the person (which term, when used herein, shall include any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity as well as a natural person) in whose name the certificate or certificates for shares of Common Stock are to be issued will be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Corporation will issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

(d) Fractional Shares. No fractional shares of Common Stock or scrip will be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered by such holder. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest based on the Market Price of the Common Stock.

(e) Adjustments. The Conversion Price and conversion rights relating to the Series C Preferred Stock will be subject to adjustment from time to time as follows; provided, however, that none of the provisions in this Section 6(e) shall apply in the case of a Liquidation Event, as to which the provisions of Section 4 will apply.

(i) Definitions. For purposed of this Section 6(e) and certain other sections herein, the following definitions apply.

(1) “Business Day” means any day other than a Saturday, Sunday, or any day on which banks in New York City are authorized or obligated by applicable law to close.

(2) “Market Price” of any security as of any given time means the average of the closing prices of such security’s sales on all securities exchanges an which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar organization, in each such case averaged over a period of the 30 consecutive Business Days prior to the day as of which “Market Price” is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined in good faith by the Board of Directors.

(ii) Reorganization, Reclassification or Recapitalization of the Corporation. In the case of (a) a capital reorganization, reclassification or recapitalization of the Common Stock (other than any liquidation Event or in the cases referred to in Sections 6(e)(iii) through 6(e)(iv) hereof), (b) the Corporation’s consolidation or merger with or into another corporation in which the Corporation is not the surviving entity, or any such transaction if the Corporation is the surviving entity but the shares of the Common Stock outstanding immediately prior to the transaction are converted, by virtue of the transaction, into other property, whether in the form of securities, cash or otherwise (other than a Liquidation Event), or (c) the sale or transfer of the Corporation’s property as an entirety or substantially as an entirety (other than a Liquidation Event), then, as part of such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer, lawful provision shall be made so that there shall thereafter be deliverable upon conversion of a share of Series C Preferred Stock, and without payment of any additional consideration, the number of shares of Gray Common Stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the conversion of the Series C Preferred Stock immediately prior to such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer would have been entitled to receive in such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer, all subject to further adjustment as provided in this Section 6(e). This Section 6(e)(ii) shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales and transfers and to the conversion of the Series C Preferred Stock into the stock or securities of any other corporation into which the Series C Preferred Stock shall become convertible. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such transaction (if other than the Corporation), or the person to which such sale or conveyance shall have been made, shall enter into an agreement assuming the obligation (but only if such obligation is not assumed by operation of law) to deliver to each holder of Series C Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(iii) Reclassifications. If the Corporation changes any of the securities into which the Series C Preferred Stock is convertible into the same or a different number of securities of any other class or classes, each share of Series C Preferred Stock shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities into which the Series C Preferred Stock was convertible immediately prior to such reclassification or other change and the Conversion Price therefore shall be appropriately adjusted.

(iv) Splits and Combinations. If the Corporation at any time subdivides (by way of stock split, stock dividend or otherwise) any of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock are combined (by way of stock split or otherwise) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(v) Rounding of Calculations; Minimum Adjustment; Successive Adjustments. All calculations under this Section (e) will be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 6 to the contrary notwithstanding, no adjustment in the Conversion Price will be made if the amount of such adjustment would be less than $0.05, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.05 or more. In the event that, as a result of the provisions of any subparagraph of this Section 6(e), the holder of this Series C Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of this Series C Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(vi) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 6(e) require that upon the occurrence of an event of adjustment be made, such adjustment will become effective immediately after a record date for such event (or, if no record date is set, immediately after such event). The Corporation may defer, until the occurrence of such event, (A) issuing to the holder of any share of Series C Preferred Stock converted after any such record date and before the occurrence of such event any additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 6(d) hereof; provided, however, that the Corporation will deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares and such cash, upon the occurrence of the event requiring such adjustment.

(f) Statement Regarding Adjustments. Whenever the Conversion Price is adjusted as provided in Section 6(e) hereof, the Corporation will file, at the office of any transfer agent for the Series C Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price in effect after such adjustment and the Corporation will also cause a copy of such statement to be sent by a nationally recognized overnight courier and sent by facsimile transmission with receipt confirmed, to each holder of shares of Series C Preferred Stock at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to mailed under the provisions of Section 6(h) hereof.

(g) Conditional Conversion. If it is proposed that a registration of Common Stock is intended to be filed, except on Form S-4 or S-8 (or any successor forms), which includes the secondary registration on behalf of holders of Common Stock, the Corporation will notify the holders of Series C Preferred Stock of such proposed registration and such holders may conditionally exercise their right to convert any or all of such shares of Series C Preferred Stock so held in accordance with this Section 6 and participate in such proposed registration in accordance with the registration rights granted to such holders by the Corporation, if any. Only the number of shares of Series C Preferred Stock conditionally converted pursuant to this Section 6(g) to shares of Common Stock that are actually sold under an effective registration statement will be deemed converted pursuant to Section 6(a) hereof. If such registration is not declared effective or is withdrawn, any conditional exercise pursuant to this Section 6(g) will be null and void ab initio. The number of shares of Series C Preferred Stock conditionally converted pursuant to this Section 6(g) to share of Common Stock that are not actually sold under an effective registration statement will be deemed not to converted pursuant to Section 6(a) hereof and the conditional conversion of such shares will be null and void ab initio upon the termination of the offering under such registration statement and such shares will be deemed to have been outstanding (including, without limitation, for purposes of accruing dividends) during the period such shares were conditionally converted pursuant to this Section 6(g). The foregoing right of conditional conversion of Series C Preferred Stock shall also apply in the case of any proposed transaction described in subparagraph (ii) of Section 6(e) and, if such transaction does not occur, such conditional exercise will be null and void ab initio and such Series C Preferred Stock will be deemed to have been outstanding during such period of conditional exercise.

(h) Notice to Holders. If the Corporation proposes to take any action of the type described in Sections 6(e)(ii), (iii) or (iv) hereof, the Corporation will give notice to each holder of shares of Series C Preferred Stock, in the manner set forth in Section 6(f), which notice will specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice will also set forth such facts with respect thereto as will be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind, or class of shares or other securities or property which will be deliverable upon conversion of shares of Series C Preferred Stock (if any). In the case of any action which would require the fixing of a record date, such notice will be given at least ten days prior to the date so fixed, and in case of all other action, such notice will be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, will not affect the legality or validity of such action.

(i) Costs. The Corporation will pay all documentary, stamp, transfer, or other transactional taxes attributable to the issuance or delivery of shares of Common stock upon conversion of any shares of Series C Preferred Stock; provided, however, that the Corporation will not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

(j) Reservation of Shares. The Corporation will reserve at all times so long as any shares of Series C Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred stock.

(k) Valid Issuance. All shares of Common Stock or any other security which may be issued upon conversion of the shares of Series C Preferred Stock will, upon issuance by the Corporation in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof, and the Corporation will take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock or any such other security.

Section 7. No Sinking Fund. The shares of Series C Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

Section 8. Voting Rights. The holders of Series C Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law.

(a) Whenever dividends on the Series C Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the holders of the Series C Preferred Stock (voting separately as a class) will be entitled to vote for and elect two additional directors. Such right of the holders of Series C Preferred Stock to vote for the election of such two directors may be exercised at an annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, until dividends in default on such outstanding shares of Series C Preferred Stock shall have been paid in full, at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence). So long as such right to vote continues, the Secretary of the Corporation may call, and upon the written request of the holders of record of 10% of the outstanding shares of Series C Preferred Stock addressed to him at the principal office of the Corporation shall call, a special meeting of the holders of such shares for the election of such two directors, as provided herein. Such meeting shall be held not less than 45 nor more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of shareholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of shareholders or any special meeting in lieu thereof, provided that at such annual meeting or special meeting appropriate provisions are made to allow the holders of the Series C Preferred Stock to exercise such right at such meeting. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series C Preferred Stock entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the Corporation shall be increased by two, and the holder of Series C Preferred Stock shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated by virtue of the payment in full of all dividends in arrears. In case of any vacancy occurring among the directors so elected by the holders of Series C Preferred Stock, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of Series C Preferred Stock. If both directors so elected by the holders of Series C Preferred Stock shall cease to serve as directors before their term shall expire, the holders of Series C Preferred Stock then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

(b) Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting separately as a class, the Corporation shall not (i) authorize, create, or issue any shares of Senior Stock, (ii) reclassify any Junior Stock into shares of Senior Stock, (iii) reclassify any Parity Stock into shares of Senior Stock, or (iv) increase the number of authorized shares of Series C Preferred Stock (except as contemplated by Section 1 hereof) or issue any shares of Series C Preferred Stock in addition to the 4,000 shares issued on the date hereof (except pursuant to Section 3 hereof).

(c) The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series C Preferred Stock, voting separately as a class, will be required for any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Restated Articles of Incorporation if the amendment, alteration, or repeal adversely affects the powers, preferences, or special rights of the Series C Preferred Stock (for the avoidance of doubt, it being stipulated that the matters covered by paragraph (b), which are subject to the requirements set forth in such paragraph (b), shall not be deemed to adversely affect the powers, preferences, or special rights of the Series C Preferred Stock).

Section 9. Outstanding Shares. For purposes hereof all shares of Series C Preferred Stock shall be deemed outstanding except that, from the date fixed for redemption pursuant to Section 5 hereof, all shares of Series C Preferred Stock which have been so called for redemption under Section 5, if funds or shares necessary for the redemption of such shares are set aside as provided herein, shall not be deemed to be outstanding.

SERIES D PERPETUAL PREFERRED STOCK

1. Designation and Amount. The shares of such series shall be designated as “Series D Perpetual Preferred Stock” and shall have no par value per share (the “Series D Preferred Stock”), and the number of shares constituting the Series D Preferred Stock shall be 1,000.

2. Rank. All Series D Preferred Stock shall rank, as to payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (any such event, a “Liquidation Event”):

(a) senior to (i) all classes or series of common stock of the Corporation, whether voting or non-voting, including, without limitation, the Class A Common Stock, no par value (the “Class A Common Stock”), and the Common Stock, no par value (the “Corporation Common Stock”), whether now or hereafter issued (collectively, the “Common Stock”) and (ii) all other shares, interests, participations or other equivalents (however designated) of capital stock of the Corporation which does not constitute Parity Stock or Senior Stock (as each such term is defined below) (all of the foregoing collectively referred to as “Junior Stock”);

(b) on a parity with each other series or class of Preferred Stock (as defined in Article 4 of the Restated Articles of Incorporation of the Corporation, as amended) hereafter created, the terms of which expressly provide that such series or class ranks on a parity with the Series D Preferred Stock as to dividends and distribution of assets upon a Liquidation Event (collectively referred to as “Parity Stock”); and

(c) junior to each series or class of Preferred Stock hereafter created, the terms of which expressly provide that such class or series ranks senior to the Series D Preferred Stock as to dividends and distributions of assets upon a Liquidation Event (collectively referred to as “Senior Stock”).

3. Dividends and Distributions.

(a) The holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”) out of funds legally available for such purposes, dividends at the rate of twelve percent per annum (as such rate may be adjusted from time to time in accordance with this Section 3, the “Dividend Rate”) of the Par Amount (as defined below) per share (which Dividend Rate shall increase to fifteen percent per annum of the Par Amount per share commencing on January 1, 2009), which shall be fully cumulative and shall accrue without interest from the date of original issuance of such share (whether or not declared by the Board of Directors). Upon the occurrence and during the continuance of a Non-Compliance Event, the Dividend Rate shall be increased by two percent per annum of the Par Amount per share. Dividends shall be payable when, as and if declared by the Board of Directors. Dividends shall be payable in cash quarterly on April 15, July 15, October 15 and January 15 of each year, commencing October 15, 2008 (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on the first day of the month in which the dividend is to be paid. Cash payments shall be applied to the earliest accrued and unpaid dividend. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions (other than dividends payable solely in shares of Junior Stock) shall be paid, declared or set apart for payment on, and except for the use of Common Stock to enable option holders to exercise stock options pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Junior Stock (and no moneys shall be paid to or made available to a sinking fund for the redemption of any shares of such stock) unless and until all accrued and unpaid dividends on the Series D Preferred Stock, including the full dividends for the then current dividend period, shall have been, or contemporaneously are, declared and paid.

(b) If at any time any dividend on any Senior Stock shall be in default, in whole or in part, no dividend shall be paid, declared or set apart for payment on the Series D Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Stock, including the full dividends for the then current dividend period, shall have been, or contemporaneously are, declared and paid. No full dividends shall be paid, declared or set apart for payment on any Parity Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, respectively paid, declared or set apart for such payment on the Series D Preferred Stock. No full dividends shall be paid, declared or set apart for payment on the Series D Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, respectively paid, declared or set apart for payment on the Parity Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid, declared or set aside in full upon the Series D Preferred Stock and the Parity Stock, all dividends paid, declared or set apart for payment upon shares of Series D Preferred Stock and the Parity Stock shall be respectively paid, declared or set apart for payment pro rata, so that the amount of dividends paid, declared or set apart for payment, as the case may be, per share on the Series D Preferred Stock and the Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series D Preferred Stock and the Parity Stock bear to each other.

(c) Any reference to “distribution” contained in this Section 3 shall not be deemed to include any distribution or stock dividend made in connection with any Liquidation Event. For purposes of this Section 3 and certain other sections herein, “Par Amount” means $100,000 (as adjusted to reflect any stock split, stock dividend, reclassification, recapitalization or similar event involving the Series D Preferred Stock).

4. Liquidation Preference. In the event of a Liquidation Event, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the sum of (a) dividends accrued and unpaid thereon to the date of final distribution to such holders, without interest, and (b) an amount equal to the Par Amount for each share of Series D Preferred Stock held by them (such sum, as of any given time, the “Liquidation Preference”) and no more, before any payment shall be made or any assets distributed to the holders of Junior Stock; provided, however, that the holders of Series D Preferred Stock shall be entitled to such payment only in the event that the Corporation’s payments with respect to the liquidation preference of the holders of Senior Stock are fully met. After the liquidation preferences of Senior Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock and any Parity Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of the Series D Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property will be considered a Liquidation Event.

5. Redemption of Series D Preferred Stock.

(a) Redemption at Option of the Corporation. At any time on or after January 1, 2009, the Corporation, at its option, may redeem at any time all, or from time to time a portion, of the Series D Preferred Stock on any date set by the Board of Directors (any such date, an “Optional Redemption Date”), at a redemption price per share equal to the sum of (i) the product of (A) the Par Amount and (B) the Redemption Premium (as defined below) plus (ii) an amount equal to all dividends on the Series D Preferred Stock accrued and unpaid on such share, pro rata to the date fixed for redemption (or through the date of actual payment if the Corporation fails to satisfy its payment obligations upon a holder’s compliance with the procedures set forth in Section 5(d)) (such amount, as of any given time, the “Redemption Price”). The Redemption Price shall be payable in cash.

(b) “Redemption Premium” means, with respect to any Optional Redemption Date or Mandatory Redemption Date (as defined below), the amount set forth below under the heading “Redemption Premium” for such Optional Redemption Date or Mandatory Redemption Date, as the case may be:

Date of Redemption	Redemption Premium
January 1, 2009 through June 30, 2009	1.050
July 1, 2009 through December 31, 2009	1.065
January 1, 2010 through June 30, 2010	1.080
July 1, 2010 through December 31, 2010	1.060
January 1, 2011 through June 30, 2011	1.040
July 1, 2011 through December 31, 2011	1.020
January 1, 2012 and thereafter	1.000

(c) In case of the redemption of less than all of the then outstanding Series D Preferred Stock, the Corporation shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series D Preferred Stock at any time outstanding pursuant to Section 5(a) until all accrued but unpaid dividends upon all Series D Preferred Stock then outstanding shall have been paid.

(d) Mechanics of Optional Redemption. At least 30 and not more than 60 days prior to an Optional Redemption Date, the Corporation shall give notice by a nationally recognized overnight courier and by facsimile transmission with receipt confirmed, to the holders of record of the Series D Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the Optional Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the Series D Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accrue on such shares.

(e) Any notice which is sent to a holder as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series D Preferred Stock receives such notice; and failure to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred Stock. On or after the Optional Redemption Date as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price and thereupon the Corporation shall pay, or cause to be paid, the full Redemption Price for the shares so surrendered in cash, provided that if a certificate representing shares of Series D Preferred Stock is not surrendered by a holder of record, but such holder delivers an affidavit to the Corporation stating that the certificate or certificates representing its shares of Series D Preferred Stock have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation for any loss incurred by it in connection with such lost, stolen or destroyed certificate or certificates, payment of the full Redemption Price shall be made to such holder. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

(f) Redemption at Option of Holder of Series D Preferred Stock. At any time on or after June 30, 2015, each holder of shares of Series D Preferred Stock (any such holder, an “Exercising Holder”) shall have the right, at the option of such holder, by the giving of a written notice to the Corporation (an “Election Notice”), to require the Corporation to redeem all or any portion of the then outstanding shares of Series D Preferred Stock of such Exercising Holder at a price per share equal to the Redemption Price on a date specified by such holder that is no less than 30 days following the date of such Election Notice (any such date, a “Mandatory Redemption Date”). The Redemption Price shall be payable in cash. In the event the Corporation fails for any reason to satisfy such repurchase obligation on a Mandatory Redemption Date (the “Mandatory Redemption Obligation”), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to do so.

(g) Mechanics of Mandatory Redemption. Within ten days of the Corporation’s receipt of an Election Notice, the Corporation shall mail written notice (the “Company Notice”), first class postage prepaid, to the Exercising Holder acknowledging the Mandatory Redemption Date and specifying the Redemption Price, the place at which payment may be obtained for redeemed shares and such other information as the Corporation may deem advisable to provide. If the Corporation is lawfully able to redeem only part of the Series D Preferred Stock requested to be redeemed (the “Redemption Shares”), then the Corporation shall redeem the maximum number of Redemption Shares that it is permitted to redeem on the Mandatory Redemption Date and shall redeem the remaining Redemption Shares on the first day it may lawfully do so unless the holder thereof otherwise determines not to have such shares redeemed and provides the Corporation with written notice of such determination. On or after the Mandatory Redemption Date, each Exercising Holder shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price and thereupon the Corporation shall pay, or cause to be paid, the full Redemption Price for the shares so surrendered in cash, provided that if a certificate is not surrendered by a holder of record of shares of Series D Preferred Stock represented by such certificate but such holder delivers an affidavit to the Corporation stating that the certificate or certificates representing its shares of Series D Preferred Stock have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation for any loss incurred by it in connection with such lost, stolen or destroyed certificate(s), payment of the full Redemption Price shall be made to such holder. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

(h) Rights After Redemption Date. If, on the date fixed for redemption, funds necessary for any optional redemption pursuant to Section 5(a) or mandatory redemption pursuant to Section 5(f) shall be available therefor and shall have been irrevocably deposited in a separate account, for the benefit of the holders of the shares to be redeemed, in a nationally recognized financial institution, then, notwithstanding that the certificate or certificates evidencing any shares to be redeemed shall not have been surrendered (or that no affidavit of loss and indemnification agreement have been delivered in lieu thereof), the dividends with respect to the shares to be redeemed shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holder(s) thereof shall cease to be shareholder(s), and all rights whatsoever with respect to the shares to be redeemed (except the right of the holder(s) to receive the Redemption Price without interest upon surrender of the certificate or certificates therefor) shall terminate. The Corporation shall cause any monies deposited by the Corporation pursuant to the immediately preceding sentence and unclaimed by the holder(s) of the shares to be redeemed at the end of one year from the Optional Redemption Date or Mandatory Redemption Date, as applicable, to the extent permitted by law, to be returned by such financial institution to the Corporation, after which the holder(s) of shares of Series D Preferred Stock to be redeemed who have not claimed the Redemption Price shall look only to the Corporation for the payment thereof. Shares of Series D Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of Series D Preferred Stock.

6. Covenants.

6.1 Limitation on Restricted Payments.

(a) The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors in good faith and which determination shall be conclusive and evidenced by a board resolution), (i) no Non-Compliance Event (and no event that, after notice or lapse of time, or both, would become an “event of default” under the terms of any Indebtedness of the Corporation or its Restricted Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Corporation could incur at least $1.00 of additional Indebtedness pursuant to Section 6.2(a) and (iii) the aggregate amount of all Restricted Payments made after the date on which any shares of Series D Preferred Stock are first issued (the “Issue Date”) shall not exceed the sum of (A) an amount equal to the Corporation’s Cumulative Operating Cash Flow less 1.4 times the Corporation’s Cumulative Consolidated Interest Expense, plus (B) the aggregate amount of all net cash proceeds received after the Issue Date by the Corporation from the issuance and sale (other than to a Restricted Subsidiary of the Corporation) of Capital Stock of the Corporation (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Corporation or any Subsidiary of the Corporation pursuant to clause (ii) of Section 6.1(b), plus (C) in the case of the disposition or repayment of any Investment for cash, which Investment constituted a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Corporation or such Restricted Subsidiary in respect of such disposition.

(b) The foregoing provisions of Section 6.1 (a) shall not prohibit, so long as there is no Non-Compliance Event continuing and such payment will not cause a Non-Compliance Event to occur, the following actions (collectively, “Permitted Payments”):

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date, such payment would have been permitted under these Articles of Incorporation;

(ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock or any Indebtedness of the Corporation in exchange for, or out of the proceeds of the sale (other than to a Subsidiary of the Corporation), within six months prior to the consummation of such redemption, repurchase, retirement, defeasance or other such acquisition of any Capital Stock or Indebtedness of the Corporation, of Capital Stock of the Corporation (other than any Disqualified Stock);

(iii) the payment in cash of dividends by the Corporation in respect of its Junior Stock in the ordinary course of business on a basis consistent with past practice in an aggregate amount not exceeding $10.0 million annually;

(iv) Restricted Investments received as consideration in connection with an Asset Sale made in accordance with Section 6.5(a);

(v) the making of a Restricted Investment out of the proceeds of the sale (other than to a Subsidiary of the Corporation), within one year prior to the making of such Restricted Investment, of Capital Stock of the Corporation (other than any Disqualified Stock);

(vi) the payment of any dividend or distribution by a Subsidiary that is a Qualified Joint Venture to the holders of its Capital Stock on a pro rata basis;

(vii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Corporation to effect the repurchase, redemption, acquisition or retirement of Capital Stock that is held by any member or former member of the Corporation’s management (or the management of any of the Corporation’s Subsidiaries), or by any of their respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed the sum of $2.0 million in any calendar year (with unused amounts in any calendar year being available to be so utilized in succeeding calendar years);

(viii) repurchases of Capital Stock of the Corporation deemed to occur upon the exercise of stock options;

(ix) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with Section 6.5(b); and

(x) other Restricted Payments not to exceed $10.0 million in the aggregate.

(c) In computing the amount of Restricted Payments for purposes of clause (iii) of Section 6.1(a), Restricted Payments made under clauses (i), (iii), (v), (vii) and (ix) of Section 6.1(b) shall be included and Restricted Payments made under clauses (ii), (iv), (vi), (viii) and (x) of Section 6.1(b) shall not be included.

6.2 Limitation on Incurrence of Indebtedness.

(a) The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Debt) if, at the time of and immediately after giving pro forma effect to such incurrence, the Debt to Operating Cash Flow Ratio of the Corporation and its Restricted Subsidiaries is more than 7.0 to 1.0.

(b) The limitations in Section 6.2(a) shall not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(i) Indebtedness of the Corporation incurred under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $960.0 million less the amount of any Refinancing Indebtedness in respect of the Credit Agreement incurred pursuant to clause (vi) of this Section 6.2(b), plus any amount of Indebtedness incurred under the Credit Agreement pursuant to clause (vii) of this Section 6.2(b);

(ii) Indebtedness of the Corporation outstanding on the Issue Date;

(iii) Indebtedness owed by any Restricted Subsidiary to the Corporation or to another Restricted Subsidiary, or owed by the Corporation to any Restricted Subsidiary; provided that any such Indebtedness shall be held by a Person that is either the Corporation or a Restricted Subsidiary; and provided, further, that an incurrence of additional Indebtedness which is not permitted under this clause (iii) shall be deemed to have occurred upon either (A) the transfer or other disposition of any such Indebtedness to a Person other than the Corporation or another Restricted Subsidiary or (B) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Restricted Subsidiary to a Person other than the Corporation or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary;

(iv) Indebtedness of any Restricted Subsidiary consisting of guarantees of any Indebtedness of the Corporation which Indebtedness of the Corporation has been incurred in accordance with the provisions of these Articles of Incorporation;

(v) Indebtedness arising with respect to Interest Rate Hedge Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness (and not for speculative purposes) that is permitted by the terms of these Articles of Incorporation to be outstanding; provided, however, that the notional principal amount of such Interest Rate Hedge Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Hedge Obligation relates;

(vi) any Indebtedness of the Corporation or a Subsidiary of the Corporation incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness of the Corporation or such Subsidiary outstanding on the Issue Date or permitted to be incurred or outstanding under these Articles of Incorporation in accordance with Section 6.2(a) or Indebtedness incurred under this clause (vi) with respect to any of the foregoing (“Refinancing Indebtedness”); provided that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums or other payments paid in connection therewith (which shall not exceed the stated amount of any premium or other payments required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith); and (B) with respect to Refinancing Indebtedness of any Indebtedness, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced;

(vii) Indebtedness incurred by the Corporation or a Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary immediately after giving effect to such transaction) to finance any Acquisition; provided that, after giving effect to such Acquisition and incurrence of Indebtedness, (A) the Corporation would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 6.2(a) or (B) the Debt to Operating Cash Flow Ratio is lower than it was immediately prior to such Acquisition and incurrence of Indebtedness;

(viii) Indebtedness incurred by any Unrestricted Subsidiary; and

(ix) Indebtedness of the Corporation and its Restricted Subsidiaries in addition to that described in clauses (i) through (viii) above, and any renewals, extensions, substitutions, refundings, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (ix) does not exceed $25.0 million at any one time outstanding.

(c) For purposes of determining compliance with this Section 6.2:

(i) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses (i) through (ix) of Section 6.2(b), the Corporation shall, in its sole discretion, be permitted to classify such item of Indebtedness in any manner that complies with this Section 6.2 and may from time to time reclassify such items of Indebtedness in any manner that would comply with this Section 6.2 at the time of such reclassification;

(ii) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 6.2 permitting such Indebtedness;

(iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 6.2, the Corporation, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

(iv) accrual of interest (including interest paid-in-kind) and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.2.

(d) Notwithstanding any other provision of this Section 6.2, the maximum amount of Indebtedness that the Corporation or any Subsidiary of the Corporation may incur pursuant to this Section 6.2 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

6.3 Reports. Whether or not the Corporation is then subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation shall provide to the holders of Series D Preferred Stock, so long as any shares of Series D Preferred Stock are outstanding, the annual reports (including annual financial statements), quarterly reports (including quarterly financial statements) and other periodic reports which the Corporation would be required to file with the Securities and Exchange Commission (the “Commission”) pursuant to such Section 13(a) or 15(d) of the Exchange Act if the Corporation were so subject, and such documents shall be mailed to the holders of Series D Preferred Stock, addressed to such shareholders at their last addresses as shown on the books of the Corporation, on or prior to the respective dates (the “Required Filing Dates”) by which the Corporation would be required so to file such documents if the Corporation were so subject.

6.4 Limitation on Liens. The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume, incur or permit to exist or to be created, assumed or incurred any Lien on any of its properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Indebtedness, except for Permitted Liens.

6.5 Liquidation, Merger or Disposition of Assets.

(a) Limitation on Asset Sales. The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (i) the Corporation or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (determined by the Board of Directors in good faith, which determination shall be evidenced by a board resolution) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; provided that for purposes of this covenant “cash” shall include the amount of any liabilities of the Corporation or such Restricted Subsidiary (as shown on the Corporation’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Corporation or any of its Restricted Subsidiaries with respect to such liabilities. Notwithstanding clause (ii) of the immediately preceding sentence of this Section 6.5(a), (i) all or a portion of the consideration for any Asset Sale may consist of all or substantially all of the assets or a majority of the Voting Stock of an existing television business, franchise or station (whether existing as a separate entity, subsidiary, division, unit or otherwise) or any business directly related thereto, (ii) Asset Sales having an aggregate value (as measured by the value of the consideration being paid for such assets) not in excess of $35.0 million may be made without regard to clause (ii) of Section 6.5(a), (iii) Asset Sales constituting Specified Asset Sales may be made without regard to clause (ii) of this Section 6.5(a), and (iv) the Corporation may, and may permit its Subsidiaries to, issue shares of Capital Stock in a Qualified Joint Venture to a Qualified Joint Venture Partner without regard to clause (ii) of Section 6.5(a); provided that, in the case of any of clause (i), (ii), (iii) or (iv) of this sentence, after giving effect to any such Asset Sale and related acquisition of assets or Voting Stock: (x) no Non-Compliance Event shall be continuing; and (y) the Net Proceeds of any such Asset Sale, if any, are applied in accordance with Section 6.6(a).

(b) Liquidation or Merger. The Corporation shall not consolidate or merge with or into (whether or not the Corporation is the “Surviving Person” as such term is used in this Section 6.5(b)), or, directly or indirectly through one or more Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or Persons unless: (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Series D Preferred Stock shall be converted into, or exchanged for, and shall become shares of the Surviving Person (if other than the Corporation) having in respect of such Surviving Person the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series D Preferred Stock had immediately prior to such transaction; and (iii) at the time of and immediately after such transaction, no Non-Compliance Event shall be continuing; provided that, after giving pro forma effect to such transaction, the Surviving Person would (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 6.2(a) or (B) the Debt to Operating Cash Flow Ratio of the Surviving Person is lower than that of the Corporation immediately prior to such transaction; provided, further, that this Section 6.5(b) shall not limit or restrict any consolidation, merger or other similar combination between the Corporation and any Person that is a Restricted Subsidiary or between or among Persons that are Restricted Subsidiaries. In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding sentence in which the Corporation is not the Surviving Person and the Surviving Person is to assume all the obligations of the Corporation under the Series D Preferred Stock, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation, and the Corporation would be discharged from its obligations under the Series D Preferred Stock; provided that solely for the purpose of calculating amounts described in clause (iii) of Section 6.1, any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Corporation with respect to the period subsequent to the effective time of such transaction (and the Corporation (before giving effect to such transaction) shall be deemed to be the “Corporation” for such purposes for all prior periods).

6.6 Application of Net Proceeds of Asset Sales.

(a) Within 270 days after any Asset Sale, the Corporation may elect to apply or cause to be applied the Net Proceeds from such Asset Sale to (i) permanently reduce any Indebtedness of the Corporation or any Restricted Subsidiary, and/or (ii) make an investment in, or acquire assets directly related to, the business of the Corporation and its Restricted Subsidiaries. Pending the final application of any such Net Proceeds, the Corporation may temporarily reduce any Indebtedness of the Corporation or any Restricted Subsidiary or temporarily invest such Net Proceeds in any manner permitted by these Articles of Incorporation. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this Section 6.6(a) within 270 days of such Asset Sale will be deemed to constitute “Excess Proceeds” on the 271st day after such Asset Sale.

(b) So long as (i) no Default (as defined in the Credit Agreement) or Event of Default (as defined under the Credit Agreement) has occurred and is continuing under the Credit Agreement and (ii) such offer to redeem is not otherwise prohibited by the terms of the Credit Agreement or the terms of any Senior Stock, not more than 60 days following any date that the aggregate amount of Excess Proceeds exceeds $15.0 million, the Corporation shall make an offer in accordance with Section 6.6(c) to redeem the maximum number of shares of Series D Preferred Stock and Parity Stock (on a pro rata basis) that may be redeemed out of all such Excess Proceeds (an “Asset Sale Redemption Offer”) at a cash redemption price per share equal to the sum of (i) 100% of the Par Amount, plus (ii) an amount equal to all dividends accrued and (a) unpaid on such share, pro rata to the date fixed for redemption (the “Asset Sale Redemption Price”). To the extent that any Excess Proceeds remain after completion of an Asset Sale Redemption Offer, the Corporation may use the remaining amount for general corporate purposes and such amount shall no longer constitute Excess Proceeds.

(c) The Corporation shall give notice of the Asset Sale Redemption Offer by a nationally recognized overnight courier and by facsimile transmission with receipt confirmed, to the holders of record of the Series D Preferred Stock, addressed to such shareholders at their last addresses as shown on the books of the Corporation. Each such notice shall describe the Asset Sale Redemption Offer and specify the date fixed for redemption (which shall be at least 30 days and not more than 60 days after such notice), the Asset Sale Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the Series D Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that, on and after the redemption date, dividends will cease to accrue on such shares.

(d) Any notice that is sent to a holder as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series D Preferred Stock receives such notice; and failure to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares to be redeemed shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Asset Sale Redemption Price and thereupon the Corporation shall pay, or cause to be paid, the full Asset Sale Redemption Price for the shares so surrendered in cash, provided that if a certificate representing shares of Series D Preferred Stock is not surrendered by a holder of record, but such holder delivers an affidavit to the Corporation stating that the certificate or certificates representing its shares of Series D Preferred Stock have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation for any loss incurred by it in connection with such lost, stolen or destroyed certificate or certificates, payment of the full Asset Sale Redemption Price shall be made to such holder. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If the aggregate amount of Excess Proceeds is not sufficient to permit the Corporation to redeem all shares of Series D Preferred Stock tendered pursuant to the Asset Sale Redemption Offer, then the entire amount of Excess Proceeds shall be applied to redeem such shares on a pro rata basis, in accordance with the ratio that the number of shares of Series D Preferred Stock held by such tendering holder bears to the number of shares of Series D Preferred Stock held by all the holders of Series D Preferred Stock then outstanding.

6.7 Change of Control.

(a) Subject to the prior repayment in full in cash of all outstanding Obligations (as defined in the Credit Agreement) arising under, pursuant to or related to the Credit Agreement, in the event of a Change of Control, the Corporation shall make an offer to redeem all of the then outstanding shares of Series D Preferred Stock at a redemption price per share equal to the sum of (i) 101% of the Par Amount thereof, plus (ii) an amount equal to all dividends accrued and unpaid on such share, pro rata to the date fixed for redemption (the “Change of Control Redemption Price”), in accordance with the terms set forth below (a “Change of Control Offer”).

(b) Mechanics of Change of Control Redemption. Not more than 60 days following a Change of Control, the Corporation shall give notice of such Change of Control by a nationally recognized overnight courier and by facsimile transmission with receipt confirmed, to the holders of record of the Series D Preferred Stock, addressed to such shareholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall describe the Change of Control Offer and specify the date fixed for redemption (which shall be at least 30 days and not more than 60 days after such notice), the Change of Control Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the Series D Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that, on and after the redemption date, dividends will cease to accrue on such shares.

(c) Any notice that is sent to a holder as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series D Preferred Stock receives such notice; and failure to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares to be redeemed shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Change of Control Redemption Price and thereupon the Corporation shall pay, or cause to be paid, the full Change of Control Redemption Price for the shares so surrendered in cash, provided that if a certificate representing shares of Series D Preferred Stock is not surrendered by a holder of record, but such holder delivers an affidavit to the Corporation stating that the certificate or certificates representing its shares of Series D Preferred Stock have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation for any loss incurred by it in connection with such lost, stolen or destroyed certificate or certificates, payment of the full Change of Control Redemption Price shall be made to such holder. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

6.8 Limitation on Transactions with Affiliates. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Corporation or any beneficial owner of ten percent or more of any class of Capital Stock of the Corporation or any Restricted Subsidiary unless such transaction or series of transactions is on terms that are no less favorable to the Corporation or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Notwithstanding the foregoing, this provision will not apply to (a) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Corporation entered into in the ordinary course of business (including customary benefits thereunder), (b) any transaction entered into by or among the Corporation or any Restricted Subsidiary and one or more Restricted Subsidiaries or (c) transactions pursuant to agreements existing on the Issue Date.

6.9 Designation of Unrestricted Subsidiaries.

(a) The Board of Directors may designate any Subsidiary of the Corporation to be an Unrestricted Subsidiary; provided that:

(i) any Guarantee by the Corporation or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed to be an incurrence of Indebtedness by the Corporation or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 6.2(a);

(ii) the aggregate fair market value (determined by the Board of Directors in good faith, which determination shall be evidenced by a board resolution) of all outstanding Investments owned by the Corporation and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Corporation or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation;

(iii) the Subsidiary being so designated:

(A) is not party to any agreement, contract, arrangement or understanding with the Corporation or any Restricted Subsidiary unless either (1) such agreement, contract, arrangement or understanding is with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, and is fair to the Corporation and its Restricted Subsidiaries in the determination of a majority of the Independent Directors of the Corporation, or (2) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Corporation or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Corporation in the determination of a majority of the Independent Directors of the Corporation;

(B) is a Person with respect to which neither the Corporation nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(C) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Corporation or any of its Restricted Subsidiaries, except (1) to the extent such Guarantee or credit support would be released upon such designation or (2) a pledge of the Capital Stock of the Unrestricted Subsidiary that is the obligor thereunder; and

(D) does not have any Restricted Subsidiaries.

(b) Any designation of a Restricted Subsidiary of the Corporation as an Unrestricted Subsidiary shall be evidenced to the holders of Series D Preferred Stock by mailing to each such holder the board resolution giving effect to such designation and an officer’s certificate certifying that such designation complies with the preceding conditions and is permitted by this Section 6.9. If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements set forth in clause (iii) of Section 6.9(a), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of these Articles of Incorporation and any Indebtedness, Investments or Liens on the property of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of the Corporation from and after such date.

(c) The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if the incurrence of such Indebtedness is permitted under Section 6.2(a);

(ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be Permitted Investments; and

(iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 6.4.

6.10 Defined Terms. The following terms when used herein have the following meanings:

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person (the “Acquired Person”) existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

“Acquisition” means (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) any acquisition by the Corporation or any Subsidiary of any other Person, which Person shall then become consolidated with the Corporation or any such Subsidiary in accordance with GAAP; (b) any acquisition by the Corporation or any Subsidiary of all or substantially all of the assets of any other Person or (c) any other acquisition by the Corporation or any Subsidiary of the assets of another Person which acquisition is not in the ordinary course of business for the Corporation or such Subsidiary.

“Affiliate” means, with respect to a Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. “Affiliate” shall also mean, solely with regard to the Corporation and its Subsidiaries, any beneficial owner of Capital Stock representing fifteen percent (15%) or more of the total voting power of such Capital Stock (on a fully diluted basis) of the Corporation or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Unless otherwise specified, “Affiliate” means an Affiliate of the Corporation.

“Asset Sale” means the sale, lease, transfer or other disposition by the Corporation or any Subsidiary to any Person of any of the, Capital Stock of any Subsidiary or any other assets of the Corporation or any Subsidiary.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. The term “Capital Stock” shall include securities convertible into Capital Stock and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“Capitalized Lease Obligation” means that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

“Cash Equivalents” means, as of any date of determination: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after the date of purchase; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of purchase and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc.; (c) commercial paper, money-market funds and business savings accounts issued by corporations, each of which shall have a consolidated net worth of at least $100,000,000 and each of which conducts a substantial part of its business in the United States, maturing within one year from the date of the original issue thereof, and rated “P-2” or better by Moody’s Investors Service, Inc. or “A-2” or better by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.; (d) certificates of deposit or bankers’ acceptances maturing within one year after the date of purchase and issued or accepted by any Lender (as defined in the Credit Agreement) or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (ii) has Tier 1 capital (as defined in the regulations of its primary federal banking regulator) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Holders), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the Corporation; provided that the Permitted Holders do not have the right or ability by contract or otherwise to elect or designate for election a majority of the Board of Directors;

(b) the Corporation merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) (x) the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee corporation and (y) immediately after such transaction the holders of the outstanding Voting Stock of the Corporation immediately prior to the transaction hold, directly or indirectly, more than 50% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation; (ii) the Permitted Holders Control the surviving or transferee corporation and such Control is continuing; or (iii) immediately after such transaction, the Permitted Holders have the right or ability by contract or otherwise to elect or designate for election a majority of the Board of Directors;

(c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (as described in this clause (x) or in the following clause (y)) or (y) Permitted Holders that are “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of the total voting power represented by the outstanding Voting Stock of the Corporation) cease for any reason to constitute a majority of the Board then in office; or

(d) the Corporation is liquidated or dissolved or adopts a plan of liquidation.

“Consolidated Interest Expense” means, for any period, the gross interest expense accrued by the Corporation and its Restricted Subsidiaries in respect of their Indebtedness for such period, net of interest income for such period, determined on a consolidated basis, including, without duplication, all fees payable under the Credit Agreement, any revolving commitments or letters of credit, and any other fees, charges, commissions and discounts in respect of Indebtedness, including, without limitation, any fees payable in connection with the Letters of Credit (as defined in the Credit Agreement), but excluding deferred finance charges all calculated in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Corporation and its Restricted Subsidiaries with respect to Interest Rate Hedge Agreements, but shall exclude any non-cash mark-to-market adjustments made by the Corporation and its Restricted Subsidiaries with respect to Interest Rate Hedge Agreements.

“Control” when used with respect to any Person, means the power to direct the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and Controlled” have meanings correlative to the foregoing.

“Credit Agreement” means that certain Credit Agreement entered into as of March 19, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, by and among the Corporation, Wachovia Bank, National Association, as Administrative Agent (and including any successors to Wachovia Bank, National Association) and the lenders party thereto.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense plus cumulative dividends accrued or paid in respect of the Series D Preferred Stock and any Parity Stock from July 1, 2008 to the last day of the most recently ended month prior to such date of determination, taken as a single accounting period.

“Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow from July 1, 2008 to the last day of the most recently ended month prior to such date of determination, taken as a single accounting period.

“Debt To Operating Cash Flow Ratio” means, with respect to any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Corporation and its Restricted Subsidiaries as of such date on a consolidated basis to (b) Operating Cash Flow of the Corporation and its Restricted Subsidiaries on a consolidated basis for the last twelve months ending on or immediately prior to such date, determined on a pro forma basis after giving pro forma effect to: (i) the incurrence of all Indebtedness to be incurred on such date and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such twelve-month period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Corporation and its Restricted Subsidiaries since the first day of such twelve-month period as if such Indebtedness was incurred, repaid or retired at the beginning of such twelve-month period (except that, in making such computation, the amount of Indebtedness under any revolving credit facilities shall be computed based upon the average balance of such Indebtedness at the end of each month during such twelve-month period); (iii) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such twelve-month period; and (iv) any acquisition or disposition by the Corporation and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such twelve-month period, assuming such acquisition or disposition had been consummated on the first day of such twelve-month period.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to June 30, 2015.

“GAAP” means, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

“Guaranty” or “Guarantee,” as applied to an obligation, means and includes (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

“Indebtedness” means, with respect to any Person as of any date, all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet (excluding trade accounts payable and accrued expenses arising in the ordinary course of business), including, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services and which are payable over a period in excess of one year (excluding Programming Obligations), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, provided that if such Indebtedness shall not have been assumed by such Person and is otherwise limited in recourse only to property of such Person securing such Indebtedness, the amount of such Indebtedness hereunder shall not exceed the fair market value of the property of such Person securing such Indebtedness, (g) all obligations or liabilities otherwise constituting Indebtedness under this definition Guaranteed by such Person, (h) all Capitalized Lease Obligations of such Person, (i) at any time after the occurrence and during the continuance of a default or event of default under any Interest Rate Hedge Agreement, the aggregate amount payable by such Person under such Interest Rate Hedge Agreement and (j) all obligations of such Person as an account party to reimburse any Person in respect of letters of credit or bankers’ acceptances. The Indebtedness of any Person shall include any recourse Indebtedness of any partnership in which such Person is a general partner.

“Independent Director” means a director of the Corporation other than a director (i) who (apart from being a director of the Corporation or any Subsidiary) is an employee, associate or Affiliate of the Corporation or a Subsidiary or has held any such position during the previous five years or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

“Interest Rate Hedge Agreements” means any agreement or other arrangement of any Person with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Rate Hedge Obligations” means all existing and future payments and other obligations owing by the Corporation or its Subsidiaries under any Interest Rate Hedge Agreements permitted hereunder with any Person that is a Lender or an Affiliate thereof at the time such Interest Rate Hedge Agreement is executed.

“Lien” means, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, collateral assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether inchoate or not, vested or perfected.

“Net Earnings” means, as of any date with respect to the Corporation, the consolidated net income (or deficit) of the Corporation and its Restricted Subsidiaries for the period involved, after taxes accrued and after all proper charges and reserves (excluding, however, non-recurring special charges and credits), all as determined in accordance with GAAP.

“Net Proceeds” means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (a) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note, an equity security or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (b) the sum of (i) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (ii) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (iii) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (iv) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller’s indemnities to purchaser in respect of such Asset Sale undertaken by the Corporation or any of its Subsidiaries in connection with such Asset Sale plus (v) if such Person is a Subsidiary, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.

“Non-Compliance Event” means (a) any time that an aggregate amount of three accrued quarterly dividend payments in respect of the Series D Preferred Stock remains unpaid; (b) the failure of the Corporation to perform or comply with any covenant in Section 6, which failure described in this clause (b) continues for 90 days after written notice thereof has been given to the Corporation by any holder of the then outstanding Series D Preferred Stock; (c) the failure of the Corporation to perform or comply with any covenant in Section 5(f); or (d) the making of any payment to holders of Junior Stock in violation of Section 3(a).

“Operating Cash Flow” means, with respect to the Corporation and its Restricted Subsidiaries, as of any date for any period, (a) the Net Earnings for such period (excluding, to the extent included in Net Earnings for such period, (i) the effect of any exchange of advertising time for non-cash consideration, such as merchandise or services, (ii) any other non-cash income or expense (including the cumulative effect of a change in accounting principles and extraordinary items), (iii) any gains or losses from sales, exchanges and other dispositions of property not in the ordinary course of business and (iv) the non-cash portion of any reserves or accruals for one-time charges which are equal to or greater than $1,000,000 incurred in connection with corporate restructurings or expense-saving measures), minus (b) any cash payments made by the Corporation and its Restricted Subsidiaries during such period in respect of (i) Programming Obligations or (ii) reserves or accruals described in clause (a)(iv) above, to the extent such reserves or accruals were excluded from Net Earnings in a prior period, plus (c) the sum, without duplication, of (to the extent deducted in determining Net Earnings) (i) depreciation on or obsolescence of fixed or capital assets and amortization of intangibles and leasehold improvements (including, without limitation, amortization in respect of Programming Obligations) for such period, plus (ii) Consolidated Interest Expense and deferred finance charges in such period, plus (iii) federal, state and local income taxes in such period to the extent deducted in calculating Net Earnings in such period (other than any such taxes resulting from any gains from sales and exchanges and other distributions not in the ordinary course of business), plus (d) to the extent such expenses do not constitute Efficiency Capital Expenditures (as defined in the Credit Agreement), the OTO System Integration Expenses (as defined in the Credit Agreement), in an aggregate amount not to exceed $900,000 for fiscal year 2007, plus (e) adjustments to actual historical Operating Cash Flow in connection with any Acquisition permitted under these Articles of Incorporation (it being understood that any such adjustments under this provision shall not apply to the calculation under Section 6. 1 (a)(iii)); provided that any such adjustment (or series of related adjustments) (i) is consistent with Regulation S-X under the Exchange Act or (ii) is identified with reasonable specificity prior to the closing of such Acquisition and, with respect to an adjustment (or series of related adjustments) under this clause (ii), is five percent (5%) or less of the Operating Cash Flow of the Corporation and its Restricted Subsidiaries for such period; provided, further, that, in each case, such adjustments shall be on a consolidated basis and computed on the accrual method. For the purposes of calculating Operating Cash Flow for any period, any Acquisition or Asset Sale that occurs during such period shall be deemed to have occurred on the first day of such period.

“Permitted Holders” means: (a) each of J. Mack Robinson and Robert S. Prather, Jr.; (b) their spouses and lineal descendants; (c) in the event of the incompetence or death of any of the Persons described in clauses (a) and (b), such Person’s estate, executor, administrator, committee or other personal representative; (d) any trusts created for the benefit of the Persons described in clause (a) or (b); or (e) any Person controlled by any of the Persons described in clause (a), (b), or (d). For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

“Permitted Investments” means: (a) any Investment in the Corporation, any Restricted Subsidiary or any Qualified Joint Venture; (b) any Investments in Cash Equivalents; (c) any Investment in a Person (an “Acquired Person”) if, as a result of such Investment, (i) the Acquired Person becomes a Restricted Subsidiary, or (ii) the Acquired Person either (A) is merged, consolidated or amalgamated with or into the Corporation or a Restricted Subsidiary and the Corporation or such Restricted Subsidiary is the surviving Person, or (B) transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Restricted Subsidiary; (d) Investments in accounts and notes receivable acquired in the ordinary course of business; (e) Interest Rate Hedge Obligations permitted pursuant to Section 6.2(a)(v); and (f) any other Investments in an aggregate amount up to $25.0 million plus, in the case of the disposition or repayment of any such Investment made pursuant to this clause (f) for cash, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Corporation or Restricted Subsidiary, as the case may be, in respect of such disposition.

“Permitted Liens” means (a) Liens on assets or property of the Corporation that secure Indebtedness of the Corporation, either existing on the Issue Date or which Indebtedness is permitted to be incurred under these Articles of Incorporation, and Liens on assets or property of a Restricted Subsidiary that secure Indebtedness of such Restricted Subsidiary, either existing on the Issue Date or which Indebtedness is permitted to be incurred under these Articles of Incorporation; (b) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Corporation or a Restricted Subsidiary of the Corporation, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (c) Liens on property acquired by the Corporation or a Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (d) Liens in favor of the Corporation or any Restricted Subsidiary of the Corporation; (e) Liens incurred, or pledges and deposits in connection with, workers’ compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Corporation or any Restricted Subsidiary of the Corporation in the ordinary course of business; (f) Liens imposed by law, including, without limitation, mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, incurred by the Corporation or any Restricted Subsidiary of the Corporation in the ordinary course of business and restrictions on transfer of assets of the Corporation or any of its Restricted Subsidiaries imposed by the Communications Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations thereunder; (g) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Corporation has set aside on its books reserves to the extent required by GAAP; (h) easements, rights-of-way, zoning and other restrictions, leases, licenses, reservations or restrictions on use and other similar encumbrances on the use of Real Property (as defined in the Credit Agreement) which do not materially interfere with the ordinary conduct of the business of such Person or the use or value of such property; (i) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids, tenders or escrow deposits in connection with Acquisitions, in each case, in the ordinary course of business; (j) judgment Liens which do not result in an Event of Default (as defined in the Credit Agreement) under Section 8.1(i) of the Credit Agreement; (k) Liens approved by the Administrative Agent and set forth in any title policy insuring the interest of the Administrative Agent (as defined in the Credit Agreement) in any Collateral (as defined in the Credit Agreement), or set forth in title report, title examination or similar document with respect to any of the Collateral; (l) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account; (m) leases, subleases or licenses granted by the Corporation or any of its Restricted Subsidiaries to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Corporation or any of its Restricted Subsidiaries; and (n) licenses of patents, trademarks and other intellectual property rights granted by the Corporation or any of its Restricted Subsidiaries in the ordinary course of business to the Corporation or another Restricted Subsidiary.

“Person” means an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity.

“Programming Obligations” means all direct or indirect monetary liabilities, contingent or otherwise, with respect to contracts for television broadcast rights relating to television series or other programs produced or distributed for television release.

“Qualified Joint Venture” means a newly-formed, majority-owned Subsidiary where Capital Stock of the Subsidiary is issued to a Qualified Joint Venture Partner in consideration of the contribution of assets used or useful in the television broadcasting or paging business.

“Qualified Joint Venture Partner” means a person who is not affiliated with the Corporation.

“Related Joint Venture Holder” means any holder (other than the Corporation and its Restricted Subsidiaries) of any Capital Stock of a joint venture of the Corporation or any of its Restricted Subsidiaries that is not a Qualified Joint Venture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Corporation or any of its Restricted Subsidiaries) on account of any Junior Stock of the Corporation or any of its Restricted Subsidiaries (other than dividends payable solely in Junior Stock of such Person and splits thereof), (b) any management, consulting or similar fees, or any interest thereon, payable by the Corporation or any of its Subsidiaries to any of their respective Affiliates (other than such fees and interest payable to the Corporation or any of its Subsidiaries) or (c) any payment on account of the purchase, redemption, or other acquisition or retirement of any Junior Stock of the Corporation or any of its Restricted Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of Junior Stock of the Corporation or of any of its Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of the Corporation that is not an Unrestricted Subsidiary.

“Specified Asset Sales” means, with respect to any joint venture of the Corporation or any of its Restricted Subsidiaries that is not a Qualified Joint Venture, (a) any Asset Sale of all or any portion of such asset to a Related Joint Venture Holder or any Affiliates of a Related Joint Venture Holder, (b) any contribution of all or any portion of such asset to a joint venture of a Related Joint Venture Holder or (c) any Asset Sale of all or any portion of such asset to any Person in connection with a related transaction or series of related transactions involving a Related Joint Venture Holder or any Affiliate of a Related Joint Venture Holder; provided that any joint venture to which this definition applies generates less than five percent (5%) of the aggregate consolidated revenues of the Corporation and its Restricted Subsidiaries.

“Subsidiary” means, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock (other than directors’ qualifying shares) having ordinary voting power to elect at least a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding Capital Stock, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. “Subsidiaries” as used herein means the Subsidiaries of the Corporation unless otherwise specified.

“Unrestricted Subsidiary” means any Subsidiary of the Corporation that is designated by the Board of Directors of the Corporation as an Unrestricted Subsidiary pursuant to a board resolution in compliance with Section 6.9(a).

“Voting Stock” means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, with respect to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment as final maturity, in respect thereof, with (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

7. No Sinking Fund. The shares of Series D Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

8. Voting Rights.

(a) The holders of Series D Preferred Stock will not have any voting rights except as set forth in this Section 8 or as otherwise from time to time required by law.

(b) Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class, the Corporation shall not (i) authorize, create, or issue any shares of Senior Stock, (ii) reclassify any Junior Stock into shares of Parity Stock or Senior Stock, (iii) reclassify any Parity Stock into shares of Senior Stock, or (iv) authorize, create or issue any shares of Parity Stock, other than additional shares of Series D Preferred Stock in an aggregate par amount of $25.0 million that are issued in accordance with these Articles of Incorporation.

(c) The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting separately as a class, will be required for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of the Corporation’s Restated Articles of Incorporation, as amended, if the amendment, alteration or repeal adversely affects the powers, preferences or special rights of the Series D Preferred Stock (for the avoidance of doubt, any matters approved in accordance with Section 8(b), and any merger or consolidation that does not result in a Non-Compliance Event shall not be deemed to adversely affect the powers, preferences or special rights of the Series D Preferred Stock).

9. Outstanding Shares. For purposes of Section 8, all issued and outstanding shares of Series D Preferred Stock shall be deemed outstanding except that, from the date fixed for redemption pursuant to Section 5, all shares of Series D Preferred Stock which are to be redeemed in accordance with Section 5, if funds or shares necessary for the redemption of such shares are set aside as provided herein, shall not be deemed to be outstanding.

GRAY COMMON STOCK

The powers, preferences and rights of the Class A Common Stock and the Common Stock, and the qualifications, limitations and restrictions thereof, shall be as follows:

(a) Voting. Holders of Class A Common Stock are entitled to ten (10) votes per share. Holders of Common Stock are entitled to one (1) vote per share. All actions submitted to a vote of shareholders are voted on by holders of Class A Common Stock and Common Stock voting together as a single class, except as otherwise provided herein or by law.

(b) Dividends and Other Distributions. Holders of Class A Common Stock and holders of Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors out of funds legally available therefore. Each share of Class A Common Stock and each share of Common Stock shall have identical rights with respect to dividends and distributions (including distributions in connection with any recapitalization, and upon liquidation, dissolution or winding up, either partial or complete, of the Corporation).

(c) Common Stock Rights.

(1) If, after the date the Articles of Amendment adding this provision to the Articles are filed with the Secretary of State of Georgia (the “Effective Date”), any person or group acquires beneficial ownership of 100% of the then issued and outstanding shares of Class A Common Stock (such acquisition making such person or group a “Significant Shareholder”), and such person or group does not immediately after such acquisition beneficially own an equal percentage of the then issued and outstanding Common Stock, such Significant Shareholder must, within a 90-day period beginning the day after becoming a Significant Shareholder, commence a public tender offer in compliance with all applicable laws and regulations to acquire additional shares of Common Stock (a “Common Stock Protection Transaction”) as provided in this subsection (c) of the section entitled “Gray Common Stock” of this Article 4.

(2) In a Common Stock Protection Transaction, the Significant Shareholder must offer to acquire from all other holders of the Common Stock all of the issued and outstanding shares of Common Stock beneficially owned by them. The Significant Shareholder must acquire all shares validly tendered.

(3) The offer price for any shares of Common Stock required to be purchased by a Significant Shareholder pursuant to a Common Stock Protection Transaction shall be the greater of (i) the highest price per share paid by the Significant Shareholder for any share of Class A Common Stock or Common Stock (whichever is higher) in the six month period ending on the date such person or group became a Significant Shareholder and (ii) the highest closing price of a share of Class A Common Stock or Common Stock (whichever is higher) on The New York Stock Exchange (or such other quotation system or securities exchange constituting the principal trading market for either class of Gray Common Stock) during the 30 calendar days preceding the date such person or group became a Significant Shareholder. If the Significant Shareholder has acquired Class A Common Stock or Common Stock in the six-month period ending on the date such person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per share of Class A Common Stock or Common Stock shall be as determined in good faith by the Board of Directors.

(4) The requirement to engage in a Common Stock Protection Transaction is satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares for which tender was sought in the required offer.

(5) If a Significant Shareholder fails to make an offer required by this such section (c) of the section entitled “Gray Common Stock” of this Article 4, or to purchase shares validly tendered and not withdrawn, such Significant Shareholder shall not be entitled to vote any shares of Class A Common Stock beneficially owned by such Significant Shareholder and acquired by such Significant Shareholder after the Effective Date that exceeded such Significant Shareholder’s comparable percentage of Common Stock unless and until such requirements are complied with or unless and until all shares of Class A Common Stock which would require an offer to be made are, no longer owned by such Significant Shareholder. To the extent that the voting power of any shares of Class A Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose under these Articles of Incorporation or the Georgia Business Corporation Code.

(6) All calculations with respect to percentage ownership of issued and outstanding shares of either class of “Gray Common Stock” will be based upon the numbers of issued and outstanding shares reported by the Corporation on the last filed of (i) the Corporation’s most recent Annual Report on Form-10-K, (ii) its most recent definitive proxy statement, (iii) its most recent Quarterly Report on Form 10-Q, or (iv) if any, its most recent Current Report on Form 8-K.

(7) For purposes of this subsection (c) of the section entitled “Gray Common Stock” of this Article 4, the term “person” means a natural person, company, government, or political subdivision, agency or instrumentality of a government, or other entity. The terms “beneficial ownership” and “group” have the same meanings as used in Regulation 13D promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the following qualifications: (i) relationships by blood or marriage between or among any persons will not constitute any of such persons a member of a group with any other such persons, absent affirmative attributes of concerted action; (ii) any person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares of Gray Common Stock where such beneficial ownership exists solely by virtue of such person’s status as a trustee (or similar position) with respect to shares of Gray Common Stock held by plans or trusts for the general benefit of employees or retirees of the Corporation, and actions taken or agreed to be taken by him in such official capacity or in any other official capacity will not be deemed to constitute such a person a member of a group with any other person; and (iii) formation of a group will not be deemed to be an acquisition by the group (or any member thereof) of beneficial ownership of any shares of Class A Common Stock then owned by a group member and acquired by such member from the Corporation, by operation of law, by will or the laws of descent or distribution, by charitable contribution or gift, or by foreclosure of a bona fide loan. Furthermore, for the purposes of calculating the number of shares of Common Stock beneficially owned by such shareholder or member of such group only if such gift is made in good faith and not for the purpose of circumventing the Common Stock Rights; (b) only shares of Common Stock owned of record by such shareholder or member of such group, or held by others as nominees of such shareholder or member and identified as such to the Corporation, shall be deemed to be beneficially owned by such shareholder or group (provided that shares with respect to which such shareholder or member has sole investment and voting power shall be deemed to be beneficially owned thereby); and (c) only shares of Common Stock acquired by such shareholder or member of such group for an “equitable price” shall be treated as being beneficially owned by such shareholder or group. An “equitable price” will be deemed to have been paid only when shares of Common Stock have been acquired at a price at least equal to the great of (i) the highest price per share paid by the Significant Shareholder in cash or in non-cash consideration for any shares of Class A Common Stock or Common Stock (whichever is higher) in the six-month period ending on the date such person or group became a Significant Shareholder and (ii) the highest closing price of a share of Class A Common Stock or Common Stock (whichever is higher) on The New York Stock Exchange (or such other quotation system or securities exchange constituting the principal trading market for either class of Common Stock) during the 30 calendar days preceding the date such person or group became a Significant Shareholder with the value of any non-cash consideration in either case being determined by the Board of Directors acting in good faith.

(d) Preemptive Rights. The holders of the Class A Common Stock and Common Stock do not have preemptive rights enabling them to subscribe for or receive shares of any class of stock of the Corporation or any other securities convertible into shares of any class of stock of the Corporation.

(e) Merger and Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), or a statutory share exchange involving the Common Stock, the holders of Common Stock shall be entitled to receive the same amount and form of consideration per share as the per share consideration, if any, received by any holder of the Class A Common Stock in such merger or consolidation.

(f) Subdivision of Shares. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Common Stock, the outstanding shares of the other such class of Gray Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Gray Common Stock have been split, subdivided, or combined.

(g) Power to Sell and Purchase Shares. The Board of Directors shall have the power to cause the Corporation to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations, or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. The Board of Directors shall have the power to cause the Corporation to purchase any class of stock herein or hereafter authorized from such persons, firms, associations, or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

(h) Amendments. In addition to any other vote provided for by law, by these Articles or by the By-Laws of the Corporation or by the Board of Directors, the affirmative vote of at least a majority of the vote cast by the holder of shares of Common Stock, voting as a separate group, at any meeting of shareholders shall be required to amend, alter, or repeal any provision of Article 4(e).

5.

The location of the principal office of the Corporation shall be in Dougherty County, Georgia, but the Corporation shall have the privilege of establishing branch offices and places of business both within and without the State of Georgia.

6.

The bylaws of the Corporation shall be adopted by the stockholders and such bylaws shall provide for the officers of the Corporation, the manner of their selection and such other rules appropriate to bylaws which have as their purpose the control and management of the Corporation, including provisions whereby the bylaws may be amended.

7.

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that to the extent required by applicable law, this Paragraph 7 shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director derived an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment nor repeal of this Paragraph 7 nor the adoption of any provision of these Articles of incorporation inconsistent with the Paragraph 7 shall eliminate or reduce the effect of this Paragraph 9 in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

8.

The Corporation may acquire its own shares and any such shares that are reacquired shall become treasury shares.